UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2015

Rocky Mountain Chocolate Factory, Inc.

(Exact name of registrant as specified in is charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive

Durango, Colorado 81303

(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On July 21, 2015, Rocky Mountain Chocolate Factory, Inc. (the “Company”) entered into a stock purchase agreement with Edward Dudley, the Company’s Senior Vice President - Sales and Marketing, pursuant to which the Company is purchasing an aggregate of 4,500 shares of the Company’s common stock from Mr. Dudley (the “Stock Purchase Agreement”) under the Company’s previously announced stock repurchase program at $12.48 per share, which represents a 3% discount to the closing price of the Company’s common stock on the Nasdaq Stock Market on July 21, 2015.  The Stock Purchase Agreement contains customary representations, warranties and covenants.  As Mr. Dudley is a related party, this transaction was reviewed and approved by the independent members of the Company’s Board of Directors.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the document which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Stock Purchase Agreement, dated July 21, 2015, between Rocky Mountain Chocolate Factory, Inc. and Edward Dudley.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: July 22, 2015	By:	/s/ Bryan J. Merryman
Bryan J. Merryman, Chief Operating Officer,
Chief Financial Officer, Treasurer and Director

INDEX TO EXHIBITS

Item Number	Exhibit

99.1	Stock Purchase Agreement, dated July 21, 2015, between Rocky Mountain Chocolate Factory, Inc. and Edward Dudley.

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